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                                                                    EXHIBIT 4.18








                   FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT






                                     BETWEEN


                           CARLYLE VTL HOLDINGS, L.P.


                                       AND


                     CARLYLE PARTNERS III (VIDEOTRON), L.P.


                                       AND


                               QUEBECOR MEDIA INC.


                                       AND


                              9101-0827 QUEBEC INC.






                                   MADE AS OF


                                DECEMBER 31, 2004







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                  FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT

         First Amendment to Share Purchase Agreement dated as of December 31, 2004, between Carlyle VTL Holdings, L.P. ("CVTL") and Carlyle Partners III (Videotron), L.P. ("CPIII" and collectively with CVTL, the "VENDORS"), 9101-0827 Quebec Inc. (the "PURCHASER") and Quebecor Media Inc. ("QMI").

         WHEREAS CVTL was, prior to December 22, 2003, the beneficial and registered owner of 304.97 Class C Preferred Shares and CPIII was, prior to December 22, 2003, the beneficial and registered owner of 4,695.03 Class C Preferred Shares in the capital of 3662527 Canada Inc. (collectively, the "SHARES");

         WHEREAS the Vendors, the Purchaser and QMI entered into a share purchase agreement as of December 22, 2003 pursuant to which the Vendors sold the Shares to the Purchaser (the "SHARE PURCHASE AGREEMENT");

         AND WHEREAS the Parties wish to amend the Share Purchase Agreement in the manner set forth herein.

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the Parties hereto agree as follows:
                                    ARTICLE 1
                                 INTERPRETATION

1.1      DEFINED TERMS.

         Capitalized terms and expressions not defined herein shall have the meaning ascribed thereto in the Share Purchase Agreement.

                                    ARTICLE 2
                                   AMENDMENTS

2.1      SECTION 11.1(d) OF THE SHARE PURCHASE AGREEMENT.

         Section 11.1(d) of the Share Purchase Agreement is hereby amended to include the words "(as the same shall have been adjusted in accordance with Schedule A)" after the words "most recently completed fiscal quarter".

2.2      SCHEDULE A OF THE SHARE PURCHASE AGREEMENT.

         The introductory paragraph of Schedule A is hereby amended to add the following sentence at the end of such paragraph: "Financial information to be used in the valuation of a QMI Share shall be prepared in accordance with those applicable Canadian


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generally accepted accounting principles then in effect and applied as of such date by QMI to prepare such financial information; provided, however, that any financial information relating to the Cable Companies (as defined below) shall be prepared in accordance with those Canadian generally accepted accounting principles in effect as of, and as applied by QMI in respect of the Cable Companies on, September 30, 2003. For the purposes hereof, "CABLE COMPANIES" shall refer to Videotron ltee and those legal entities (i) the operations of which are primarily related to the Cable Segment, and (ii) which are direct or indirect subsidiaries of Videotron ltee, including for greater certainty, the operations of Videotron VTN Inc., Videotron (1998) ltee and their respective successors, but excluding the operations of Videotron Telecom Ltd. and Le Superclub Videotron ltee, and their respective subsidiaries".

2.3      INVESTMENT IN NETGRAPHE INC.

         The parties acknowledge that the methodology set forth in Schedule A of the Share Purchase Agreement to value the investment of QMI in Netgraphe Inc., whose shares were publicly traded on September 30, 2003, is no longer applicable following the going-private transaction pursuant to which Netgraphe Inc. became a Private Operation.

         In respect of the investment of QMI in Netgraphe Inc., the parties agree as follows:

         (a) From December 31, 2004 until the earlier of (i) December 31, 2006 and (ii) the date on which Netgraphe Inc. becomes a Public Company (the "NETGRAPHE TRANSITION PERIOD"), the value of Netgraphe Inc. for the purpose of establishing on a quaterly basis the value of the QMI Shares shall be deemed to be $124,569,149 (representing 197,728,808 common shares of Netgraphe Inc. times $0.63 per such share), plus the sum of all cash, assets and other contributions (whether by way of equity or debt) to Netgraphe Inc., by QMI from December 31, 2004 (the value of which does not include QMI's Excluded Investment (as defined hereafter));

         (b) After the Netgraphe Transition Period, the parties will consider the investment of QMI in Netgraphe Inc. as a Private Operation or a Public Company, as the case may be, and, if a Private Operation, consult in good faith to set a reasonable multiple for such business based on public comparables for the purpose of establishing an equity value per share in the capital of Netgraphe Inc., it being understood that, in all circumstances, QMI's Excluded Investment shall remain excluded from the calculation of the value of a QMI Share. If the parties are unable to agree on a multiple within 45 days following the end of the Netgraphe Transition Period, the matter will be settled by arbitration (in accordance with Article 10 of the Share Purchase Agreement and section 10.2(d) of the Share Purchase Agreement shall then be applicable);


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         (c)      For the purposes hereof, "QMI'S EXCLUDED INVESTMENT" shall mean (i) an amount equal to $5,000,000 representing QMI's share in the principal amount of a Convertible Debenture issued to 9085-3011 Quebec Inc. in December 2000 and which Convertible Debenture has been extinguished on October 31, 2004 as part of a corporate reorganization of QMI's shareholdings in Netgraphe Inc., plus (ii) an amount equal to
                  (y) if during the Netgraphe Transition Period, $18,145,602, or
                  (z) if after the Netgraphe Transition Period, 28,802,559 common shares of Netgraphe Inc. times the price per share of Netgraphe Inc. established in accordance with paragraph (b) above. The parties will otherwise continue to treat QMI's Excluded Investment as provided for in paragraph 4 of Schedule A of the Share purchase Agreement; and

         (d) The cash and debt balance of Netgraphe Inc. will be excluded from the application of Paragraph 3 of Schedule A of the Share Purchase Agreement until the end of the Netgraphe Transition Period. Thereafter, if Netgraphe Inc. is valued as a Private Operation, whether its cash and debt balance is excluded or not will depend upon the valuation methodology agreed to by the parties or settled by arbitration.

2.4      ACQUISITION OF TORONTO ONE

         On December 2, 2004, Sun Media Corporation acquired a 25% equity and voting interest in Toronto One in exchange for (i) cash consideration of $2,812,000 (plus a cash contribution of $863,000 made on or about December 2, 2004), and (ii) Sun Media Corporation's participation of 29.9% in CP Pulse 24 ("CP 24") which was valued at $8,000,000. The parties therefore agree that (y) 68.52% of Sun Media Corporation's 25% equity interest in Toronto One will be excluded from the calculation of the value of a QMI Share (the "TORONTO ONE EXCLUDED VALUE") and (z) from December 31, 2004 until the earlier of (a) December 31, 2006 and (b) the date on which Toronto One becomes a Public Company (the "TORONTO ONE TRANSITION PERIOD"), the value of Sun Media Corporation's 25% investment in Toronto One shall be deemed to be $11,675,000 plus the sum of all cash, assets and other contributions (whether by way of equity or debt) to Toronto One made by QMI (excluding TVA Group Inc.) during such Toronto One Transition Period. After the Toronto One Transition Period, the parties will consider the investment of Sun Media Corporation in Toronto One as a Private Operation or a Public Company, as the case may be, and, if a Private Operation, consult in good faith to set a reasonable multiple for such business based on public comparables, it being understood that, in all circumstances, the Toronto One Excluded Value shall remain excluded from the calculation of the value of a QMI Share. If the parties are unable to agree on a multiple within 45 days following the end of the Toronto One Transition Period, the matter will be settled by arbitration (in accordance with Article 10 of the Share Purchase Agreement and section 10.2(d) of the Share Purchase Agreement shall then be applicable). The cash and debt balance of Toronto One will be excluded from the application of Paragraph 3 of Schedule A of the Share Purchase Agreement until the end of the Toronto One Transition Period. Thereafter, if Toronto One is valued as a


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Private Operation, whether its cash and debt balance is excluded or not will depend upon the valuation methodology agreed to by the parties or settled by arbitration.

2.5      OTHER PROVISIONS OF THE SHARE PURCHASE AGREEMENT.

         Except as amended by this Agreement, the Share Purchase Agreement shall remain in full force and effect in accordance with its terms.

                                    ARTICLE 3
                                  MISCELLANEOUS

3.1      GOVERNING LAW.

         This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein.

3.2      COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

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         IN WITNESS WHEREOF the Parties have executed this Amendment to Share
Purchase Agreement.


                                       CARLYLE VTL HOLDINGS, L.P.,
                                       represented by TC GROUP III, LLC, its
                                       general partner


                                       By:             [Signed]
                                           ________________________________
                                               Authorized Signing Officer

                                       CARLYLE PARTNERS III
                                       (VIDEOTRON), L.P., represented
                                       by TC Group III, LLC, its general partner


                                       By:             [Signed]
                                           ________________________________
                                                Authorized Signing Officer

                                       9101-0827 QUEBEC INC.


                                       By:             [Signed]
                                           ________________________________
                                                Authorized Signing Officer


                                       By:             [Signed]
                                           ________________________________
                                                Authorized Signing Officer

                                       QUEBECOR MEDIA INC.


                                       By:             [Signed]
                                           ________________________________
                                                 Authorized Signing Officer


                                       By:             [Signed]
                                           ________________________________
                                                 Authorized Signing Officer